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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1994


       Date of Report (Date of earliest event reported):  April 15, 1994

                                Tyco Toys, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                  1-9357                         13-3319358
- - ----------------------------                  ------------                   -------------------
(State or other jurisdiction                   (Commission                    (I.R.S. Employer
of incorporation)                             File Number)                   Identification No.)

6000 Midlantic Drive
Mount Laurel, New Jersey                                                             08054
- - ----------------------------------------                                       -----------------
(Address of principal executive offices)                                          (Zip Code)


Registrant's telephone number, including area code:  (609) 234-7400
                                                   ----------------

                                       N/A
                         ------------------------------
                         Former name or former address,
                          if changed since last report


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ITEM 5.             OTHER EVENTS.

                    On April 15, 1994, the Company issued $50,000,000 of Voting Convertible Exchangeable Preferred Stock ("Preferred Shares") to an investment group consisting of Corporate Partners, L.P., a Delaware limited partnership ("Corporate Partners"), Corporate Offshore Partners, L.P., a Bermuda limited partnership ("Corporate Offshore Partners") and the State Board of Administration of Florida, a body corporate organized under the Constitution of the State of Florida (the "State Board"), collectively referred to as the "Purchasers". Corporate Partners L.P. is an investment fund affiliated with Lazard Freres and Company. The net proceeds from the issuance of the Preferred Shares were used to reduce borrowings under the Company's credit facility with NationsBank and for general corporate purposes.

                    The Preferred Shares have an annual dividend yield of six percent (6%) which may be paid in the form of additional shares of Preferred Stock through the period April 15, 1996. The Preferred Shares are convertible into shares of common stock of the Company at a conversion price of $10.00 per share subject to adjustments as set forth in the Certificate of Designation. The Company has the option, at any time, to exchange the Preferred Shares for six percent (6%) Convertible Subordinated Notes. The Preferred Shares issued to the Purchasers are voting shares entitling the holder to vote on a converted basis with the common shares as a single class, on all matters on which the Company's common shareholders vote. The agreement covering the issuance of the Preferred Shares provides that voting rights are not exercisable pending the receipt of certain government regulatory approval. The Company has been advised that on May 16, 1994, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act. The other basic powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock are set forth in the Certificate of Designation which was filed with the Secretary of State of Delaware (the state of incorporation of the Company).

                    Under the Purchase Agreement the Purchasers are entitled to designate two persons to be elected to the Company's Board of Directors, and the Company shall use its best efforts to have such persons elected as Directors of the Company. The Purchasers have designated Mr. Jonathan Kagan and Mr. David Golub for election as Directors.

                    The Registration Agreement dated April 15, 1994, gives the Purchasers the right to demand the registration of shares of common stock issued upon conversion or notes issued in an exchange. In addition the Purchasers have registration rights.





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                    The above description of selected provisions of the
                    Purchase Agreement, the Certificate of Designation and the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the detailed provisions of each of these Agreements, which are attached hereto as Exhibits.


                                   SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May  19, 1994
                                                  TYCO TOYS, INC.


                                                    /s/ R. Michael Kennedy, Jr.
                                             By:  ------------------------------
                                                  Name:  R. Michael Kennedy, Jr.
                                                  Title: Senior Vice President
                                                         and General Counsel





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                                 EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION OF DOCUMENT

5.1 Stock Purchase Agreement dated as of April 15, 1994, among the Purchasers, Corporate Advisors and the Company.

5.2 Certificate of Designation of Series B Voting Convertible Exchangeable Preferred Stock.

5.3 Registration Rights Agreement dated as of April 15, 1994 among the Purchasers and the Company.





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